DRYDEN CALIFORNIA MUNICIPAL FUND
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                        October 21, 2005



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Re:	Dryden California Municipal Fund
	File No. 811-4024


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form
N-SAR for the above referenced Fund, for the annual period ended August 31, 2005. The enclosed is being filed electronically via the EDGAR System.


                                       Yours truly,


                                    /s/ Jonathan D. Shain
                                       Jonathan D. Shain
Assistant Secretary

Enclosure




         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 21st day of October 2005.


DRYDEN CALIFORNIA MUNICIPAL FUND




By: /s/ Jonathan D. Shain	Witness: /s/ Floyd L. Hoelscher
Jonathan D. Shain	Floyd L. Hoelscher
         Assistant Secretary






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